EXHIBIT 10.1

2020 ChinaCap Acquirco, Inc.

c/o Surfmax Corporation

221 Boston Post Road East, Suite 410

Marlborough, Massachusetts 01752

Morgan Joseph & Co. Inc.

600 Fifth Avenue

19th Floor

New York, New York 10020-2302

Re:        Initial Public Offering

Gentlemen:

G. George Lu (“Lu”), an officer, director and stockholder of 2020 ChinaCap Acquirco, Inc. (“Company”) and his spouse, Yanmei May Yang, in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) and Underwriting Agreement to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agree as follows (certain capitalized terms used herein are defined in paragraph 16 hereof):

1.        If the Company solicits approval of its stockholders of a Business Combination, each of the undersigned will vote all Insider Shares owned by him or her in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of Common Stock of the Company acquired by the undersigned in the IPO or after market in favor of such Business Combination.

2.        In the event that the Company fails to consummate a Business Combination within twenty-four (24) months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Account (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that in the event the Company fails to consummate a Business Combination within twenty-four (24) months from the Effective Date, then the undersigned, solely with respect to any shares of Common Stock acquired in the IPO or after market, and not with respect to any Insider Shares, will have the same rights to a proportionate share of the proceeds available from liquidation of the Trust Account as any other holder of IPO Shares. Lu agrees to indemnify and hold harmless the Company jointly and severally with Louis Koo, Yuxiao Zhang, Jianming Yu, 2020 Strategic Investments, LLC, 2020 International Capital Group Limited, Fame Mount Limited and Win Wide International Ltd., against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim brought by any vendor, or any prospective target business, in the event that the Company does not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the Trust Account but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account.

3.        In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become an officer, director or principal shareholder of entities, including but not limited to blank check companies, which are engaged in, or in the event of a Business Combination, will be engaged in, business activities similar to those intended to be conducted by the Company until the earlier of completion of a Business Combination or the Company’s dissolution, and (ii) to present to the Company for its consideration, prior to presentation to any other person or entity any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or a liquidation of the Company, or until the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary, contractual, and other obligations the undersigned might have.

4.        The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company that is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that such Business Combination is fair to the Company’s stockholders from a financial perspective.

5.        Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, nor will any of them accept, any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided, however, that commencing on the Effective Date, Surfmax Corporation (the “Related Party”) shall be allowed to charge the Company an allocable share of its overhead, up to $7,500 per month, to compensate it for the Company’s use of the Related Party’s office space, utilities, administrative services, technology and secretarial support, and the undersigned shall also be entitled to reimbursement from the Company for his reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination. Neither the undersigned, any member of the undersigned’s family nor any Affiliate will be entitled to receive, nor will any or them accept, a fee or any other compensation in the event the undersigned, any member of the undersigned’s family or any Affiliate originates a Business Combination.

6.        Lu agrees to serve as the Chairman of the Board, Chief Executive Officer and President until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided, however, that he is not obligated to contribute a minimum number of hours per week to the Company’s business or operations. Lu’s biographical information previously furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to his background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Lu’s Questionnaire furnished to the Company and Morgan Joseph and annexed as Exhibit B hereto is true and accurate in all respects. Lu represents and warrants that:

  (a)        he is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

  (b)        he has never been convicted of, or pleaded guilty to, any crime (i) involving any fraud or dishonesty, or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

  (c)        he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.        The undersigned will escrow all of his or her Insider Shares for the period commencing on the Effective Date and ending six (6) months from the date of a Business Combination, subject to the terms of a Securities Escrow Agreement (the “Securities Escrow Agreement”) which the Company will enter into with the undersigned, the other Initial Stockholders (as defined in the Securities Escrow Agreement), 2020 Strategic Investments, LLC, a Nevis limited liability company (“2020 Strategic Investments”), Win Wide International Ltd., a British Virgin Islands international business company (“Win Wide”), and LaSalle Bank National Association, a national banking association, as the escrow agent. Lu will also escrow all of his Insider Warrants (as defined in paragraph 9 below) for the period commencing on the Effective Date and ending on the date of a Business Combination.

8.        The undersigned hereby waives any right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that the undersigned will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

9.        Lu owns an approximately 45.48% interest and Yanmei May Yang owns an approximately 18.07% interest in the outstanding capital stock of Win Wide (the “Win Wide Shares”). In connection with the IPO, Win Wide and Lu are acquiring in a private placement exempt from registration under the Securities Act, warrants to purchase shares of the Company’s common stock (the “Insider Warrants”) pursuant to a Warrant Purchase Agreement dated,             , 2007 between the Company, Lu and Win Wide (the “Warrant Purchase Agreement”). The undersigned will not propose, vote in favor of, or otherwise cause or permit Win Wide to engage in any transaction which it is prohibited from engaging in under the Warrant Purchase Agreement. The undersigned agrees that in the event that the undersigned obtains any rights to any of the Insider Warrants resulting from Win Wide’s distribution of the Insider Warrants for any reason including, but not limited to, the dissolution or liquidation of Win Wide, then the undersigned’s rights in such Insider Warrants will be subject to the terms of the Securities Escrow Agreement. Further, the undersigned agrees that prior to the earliest to occur of the consummation of a Business Combination or liquidation of the Trust Account, the undersigned will not sell, transfer or otherwise assign, pledge, mortgage or otherwise encumber any of his Win Wide Shares. The transfer restriction set forth in the immediately preceding sentence shall not apply to (a) transfers resulting from the death of the undersigned for estate planning purposes to natural persons immediately related to the undersigned by blood, marriage or adoption, or (b) transfers to any trust solely for the benefit of the undersigned and/or natural persons immediately related to the undersigned by blood, marriage or adoption, provided that in each case any such permitted transferee or the trustee or legal guardian for each permitted transferee agrees in writing to be bound by the terms of this Paragraph 9.

10.        Lu owns approximately a 49.99% percent interest in the outstanding capital stock of 2020 International Capital Group Limited, a Cayman Islands company (the “2020 International Shares”). Lu agrees that prior to the earliest to occur of the consummation of a Business Combination or liquidation of the Trust Account, he will not sell, transfer or otherwise assign, pledge, mortgage or otherwise encumber any of his 2020 International Shares. The transfer restriction set forth in the immediately preceding sentence shall not apply to (i) transfers resulting from the death of the undersigned for estate planning purposes to natural persons immediately related to the undersigned by blood, marriage or adoption, or (ii) transfers to any trust solely for the benefit of the undersigned and/or natural persons immediately related to the undersigned individual by blood, marriage or adoption, provided that in each case any such permitted transferee or the trustee or legal guardian for each permitted transferee agrees in writing to be bound by the terms of this Paragraph 10. Further, prior to consummation of a Business Combination, the undersigned will not propose, vote in favor of, or otherwise cause or permit 2020 International Capital Group Limited to (i) issue any equity securities, or securities convertible into equity securities, that would upon issuance or conversion in the aggregate dilute the interest of the undersigned in the equity of 2020 International Capital Group Limited by more than 20 percent, (ii) engage in a recapitalization, (iii) become a party to a merger, unless 2020 International Capital Group Limited is the surviving company, and on the condition that upon the request and satisfaction of the Company’s counsel and counsel to Morgan Joseph, the surviving company will sign an instrument agreeing to be bound by the terms of this Agreement, (iv) dissolve or voluntarily file for bankruptcy, or (v) suspend, terminate amend or otherwise modify that certain Advisory Agreement dated January 25, 2007 by and between 2020 International Capital Group Limited and 2020 Strategic Investments.

11.        The undersigned hereby agrees to not propose, or vote in favor of, any amendment to the Company’s Second Amended and Restated Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12.        The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”). By accessing, reviewing and retaining such Information, neither Morgan Joseph nor any of its agents shall be deemed to have violated the undersigned’s right of privacy in any manner and the undersigned hereby releases each of Morgan Joseph and any of its agents from any and all liability whatsoever regarding the use of such Information.

13.        Lu agrees not to resign (or advise the Board that the undersigned declines to seek re-election to the Board of Directors) from his position as director of the Company as set forth in the Registration Statement without the prior consent of Morgan Joseph until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the liquidation of the Company. Lu acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate Lu’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon Lu any right to continue in the employ of Company.

14.        The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this letter agreement and Lu has the full right and power to serve as a director and as Chairman of the Board, Chief Executive Officer and President of the Company.

15.        THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION. THE UNDERSIGNED HEREBY (i) AGREES THAT ANY ACTION, PROCEEDING OR CLAIM AGAINST HIM ARISING OUT OF OR RELATING IN ANY WAY TO THIS LETTER AGREEMENT (A “PROCEEDING”) SHALL BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND IRREVOCABLY SUBMITS TO SUCH JURISDICTION, WHICH JURISDICTION SHALL BE EXCLUSIVE, (ii) WAIVES ANY OBJECTION TO SUCH EXCLUSIVE JURISDICTION AND THAT SUCH COURTS REPRESENT AN INCONVENIENT FORUM AND (iii) IRREVOCABLY AGREES TO APPOINT [                    ] AS AGENT FOR THE SERVICE OF PROCESS IN THE STATE OF NEW YORK TO RECEIVE, FOR THE UNDERSIGNED AND ON HIS BEHALF, SERVICE OF PROCESS IN ANY PROCEEDING. IF FOR ANY REASON SUCH AGENT IS UNABLE TO ACT AS SUCH, THE UNDERSIGNED WILL PROMPTLY NOTIFY THE COMPANY AND MORGAN JOSEPH AND APPOINT A SUBSTITUTE AGENT ACCEPTABLE TO EACH OF THE COMPANY AND MORGAN JOSEPH WITHIN THIRTY (30) DAYS AND NOTHING IN THIS LETTER WILL AFFECT THE RIGHT OF EITHER PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

16.        As used herein, (i) a “Business Combination” means an acquisition or merger with an operating business that either: (1) is located in China, (2) has its principal operations located in China, or (3) would benefit from establishing operations in China; (ii) “China” means the People’s Republic of China, the Hong Kong Special Administrative Region or the Macau Special Administrative Region; (iii) “Common Stock” means the Company’s common stock, par value $.001 per share; (iv) “Insiders” means all officers, directors and all direct and indirect stockholders and warrant holders of the Company immediately prior to the IPO; (v) “Insider Shares” means the 1,875,000 shares of Common Stock of the Company issued to management for an aggregate consideration of $25,000, which shall equal 20% of the number of shares sold in the IPO (without giving effect to the underwriters’ over-allotment option); (vi) “IPO Shares” means the shares of Common Stock issued in the Company’s IPO, including any shares issued in the underwriters’ over-allotment option; and (vii) “Questionnaire” means the questionnaire completed by each Insider in connection with the IPO.

2020 CHINACAP ACQUIRCO, INC., a Delaware corporation

By:
Name:
Title:

INSIDERS:

G. George Lu

Yanmei May Yang

Exhibit A

Exhibit B